Section 1: CODE OF ETHICS

A. BACKGROUND, PURPOSE AND DUTIES

1. Background

This Code of Ethics (the "Code") has been adopted by Van Eck Associates Corporation (the "Adviser"), Van Eck Securities Corporation (the "Distributor"), Van Eck Absolute Return Advisers Corporation and each other company in which the Adviser owns a majority interest (individually, a "Van Eck Company" and collectively, the "Van Eck Companies"), and the registered investment companies (the "Van Eck Funds") for which a Van Eck Company acts as investment adviser and/or principal underwriter pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 204-2(a)(12), 204-2(a)(13) and 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") (collectively, the "Rules").  The Van Eck Funds, including the accounts of other clients of a Van Eck Company, are referred to collectively as "Accounts."

An "Index of Defined Terms" can be found at the end of this Code (section H-10).

2.  Purpose And Scope Of This Code

This Code is based upon the precept that all officers, directors and employees of the Van Eck Companies, and, with respect to the Van Eck Funds, the Boards of Trustees/Directors of the Van Eck Funds (the "Board" and each Trustee or Director individually, a "Board Member"), owe a fiduciary duty to the Accounts (for Board Members only with respect to the relevant Van Eck Fund) to:

●	place the interests of the Accounts first at all times;
●	conduct their personal securities transactions in a manner so as to be consistent with this Code and to avoid any actual or potential conflict of interest or any abuse of such person's position of trust and responsibility;
●	refrain from taking inappropriate advantage of the relationship with the Accounts;
●	maintain the confidentiality of security holdings and financial circumstances of the Accounts; and
●	maintain independence in the investment decision making process.

This Code sets forth the minimum standard of conduct believed appropriate for employees, officers and directors of the Van Eck Companies and the Board Members of the Van Eck Funds. Technical compliance with the provisions of this Code will not insulate your actions from scrutiny for evidence of abuse of the fiduciary relationship.

If you are confronted with a potential or apparent conflict of interest, you should consult the Van Eck Legal Department or Compliance Department for advice concerning the propriety of your actions, and obtain prior approval, if required. All discussions will be treated as confidential.

3.  Duties Under This Code

As fiduciaries, the Van Eck Companies and their employees have an affirmative duty of care,

loyalty, honesty and good faith to act in the best interests of the Accounts.

This Code has five basic requirements:
1.	that you comply with all applicable federal and state securities laws;
2.
that you avoid all conflicts of interest and fully disclose all material facts concerning any conflict that may arise with respect to any Account (for Board Members only with respect to the relevant Van Eck Fund);

3.	that your conduct conforms to the ethical standards applicable to you set forth in the Code;
4.	that your personal securities transactions comply with the Code; and
5.	that you obtain prior approval for securities transactions and file reports to the extent required under this Code.

4.  General Prohibitions

(A)     Directors, officers and employees of the Van Eck Companies may not:

●	In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Account:
o	employ any device, scheme or artifice to defraud an Account in any manner;
o	make any untrue statement of a material fact to any Account or omit to state to any Account a material fact necessary in order to make the statement made to the Account, in light of the circumstances under which they were made, not misleading;
o	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Account;
o	engage in any manipulative practice with respect to an Account;
o	materially mislead an Account;
o	knowingly start or spread rumors in order the manipulate security prices; or
o	engage in any manipulative practice with respect to securities, including price manipulation;
●	Favor the interests of one Account over another Account that would constitute a breach of fiduciary duty;
●	Use knowledge about pending or currently considered securities transactions in an Account to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities;
●	Recommend, implement or consider any securities transaction for an Account without disclosing any material beneficial ownership, business or personal relationship or other material interest in the issuer of such securities or its affiliates to the Trader/Director of Research and the Chief Compliance Officer. Trader/ Director of Research and Chief Compliance Officer as used in this Code shall include their respective designees;
●	Trade, either personally or on behalf of others, while in possession of material, non-public information or communicate material non-public information to others in violation of securities laws; or
●	Fail to comply, or cause another person to fail to comply, with any provisions of the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act as it applies to the Van Eck Funds and the Adviser, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(B)	Board Members may not, in connection with the purchase or sale, directly or indirectly, of a Covered Security (as defined in Section B) held or to be acquired by the relevant Van Eck Fund:

o	employ any device, scheme or artifice to defraud the Van Eck Fund in any manner;
o	make any untrue statement of a material fact to the Van Eck Fund or omit to state a material fact necessary in order to make the statement made to the Van Eck Fund, in light of the circumstances under which it was made, not misleading;
o	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Van Eck Fund; or
o	engage in any manipulative practice with respect to the Van Eck Fund.

5.  Persons To Whom This Code Applies

This Code applies to ALL employees, officers, and Trustees/Directors (as applicable) of the Van Eck Companies and Van Eck Funds. All employees, officers and Trustees/Directors (as applicable) of the Van Eck Companies and Van Eck Funds are considered to be "Access Persons" for purposes of this Code and subject to its requirements to the extent described herein.  Any exceptions to this rule can be made only with the consent of the General Counsel and the Chief Compliance Officer.

Only certain provisions of this Code apply to Board Members of the Van Eck Funds with specific distinctions made between non-interested and interested Board Members. See section A-6 Special Rules for Van Eck Fund Board Members.

Van Eck Funds that are advised or sub-advised by companies that are not Van Eck Companies will adopt the codes of ethics of those advisers or sub-advisers in lieu of adopting this Code. The code of ethics of the adviser or sub-adviser must be approved by the Board of such Van Eck Fund before the adviser or sub-adviser may act in an advisory capacity for the Van Eck Fund. Employees of those advisers and sub-advisers are subject to their companies' codes of ethics.

6.  Special Rules for Van Eck Fund Board Members

Non-Interested Board Members1 of the Van Eck Funds are not subject to the pre-clearance, personal trade monitoring, or reporting requirements of this Code or any other requirements of this Code other than the duties and prohibitions contained in this Code which are specifically applicable to them. However, if a Non-Interested Board Member knew, or in the ordinary course of fulfilling his or her official duties as a Board Member should have known, that during the 15-day period immediately before or after the Board Member’s purchase or sale of a Covered Security, the Van Eck Fund purchased or sold the Covered Security, or the Van Eck Fund or the Adviser (or any sub-adviser to the Van Eck Fund) considered purchasing or selling the Covered Security for the Van Eck Fund, the Non-Interested Board Member will be required to submit a quarterly transaction  report for such period as described in section B-4. Notwithstanding any other provision of this Code, the description of the accounts to which this Code applies and the definition of “beneficial ownership” contained in Section B-1, are applicable to a Non-Interested Board Member of the Van

1 "Interested person" is defined in Section 2(a)(19) of the 1940 Act.  A "Non-Interested Board Member" of a Fund is any Board Member who is not an "interested person" of the Fund.

Eck Funds to the extent such terms would apply as a result of the reporting obligation described above.

Interested Board Members who are employees of the Adviser will be deemed to be subject to the entire Code.

Interested Board Members who are not employees of the Adviser are subject to the duties and prohibitions discussed in section A of the Code and as noted elsewhere in this Code. Additionally, Interested Board Members who are not employees of the Adviser are required to provide to the Chief Compliance Officer quarterly holdings reports and copies of all investment statements.

Board Members are reminded that the penalties for insider trading include civil injunctions, permanent bars from employment in the securities industry, civil penalties of up to three times the profits made or losses avoided, criminal fines and jail sentences.

B. PERSONAL TRADE MONITORING

1.  Accounts To Which This Code Applies

The provisions of this Code apply to all securities and accounts that are "beneficially owned" by an Access Person. This means that you will have to obtain pre-clearance of transactions in accounts held by members of your household, as well as accounts you hold personally. You will also have to report the holdings of all those accounts.

You should consider yourself to have "beneficial ownership" of any securities:

●	in which you have a direct or indirect pecuniary interest;
●	held in any account over which you have sole or shared voting power or investment discretion;
●	in which you have the right to obtain a direct or indirect pecuniary interest or sole or shared voting or investment power within 60 days; or
●	held in any account in which you have the authority to enter purchase or sale orders for securities.

You should consider yourself to have "beneficial ownership" of accounts held in your name and in the names of your spouse or domestic partner, your minor children, or any relative1 who lives in your home or under other circumstances indicating a sharing of financial interest.2

This Code applies to all accounts in which an Access Person has "beneficial ownership," including without limitation:

●	brokerage accounts,
●	advisory accounts,
●	trust accounts,
●	Individual Retirement Accounts ("IRAs"), Rollover IRAs or Coverdell IRAs,
●	other retirement accounts,
●	Van Eck 401 (k) Plan accounts,
●	Uniform Gifts to Minors/Uniform Transfers to Minors Act accounts and
●	Section 529 Plan accounts.

1 Relatives include spouse, child, parent, sibling or any such in-laws.
2 Reports under the Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

2.  Restrictions On Personal Securities Transactions

General Prohibition. No Access Person may buy or sell any security for his or her account if he or she knows at the time of the transaction that the security is being purchased or sold, or is being considered for purchase or sale, by an Account. A security is "considered for purchase or sale" when a recommendation to purchase or sell a security is being made or has been made and communicated and is "recommended" when the person making the recommendation seriously considers making the recommendation.

Initial Public Offerings and Private Placements. An Access Person may purchase securities in an initial public offering ("IPO") or in a private placement (an offering exempt from registration under the 1933 Act, pursuant to Section 4(2) or Section 4(6), or pursuant to Regulation D under the 1933 Act), provided that he or she makes the required representations on the pre-clearance form and obtains approval of the purchase, and the transaction meets FINRA Rule 2790 Restrictions on the Purchase and Sale of Initial Equity Public Offerings. Rule 2790 prohibits any individual who is associated with a broker dealer (all Van Eck access persons are affiliated with the Distributor) from investing in any new issues (IPOs). The definition of new issues in the rule specifically excludes private placements, exempt securities, restricted securities, securities of commodity pools, rights offerings, exchange offers, offerings in a merger or acquisition, asset-backed securities, convertible securities, preferred securities, offerings of an investment company and offerings of a business development company.

In deciding whether to approve the purchase, the Trader, the Head of Portfolio Management and the Chief Compliance Officer will take into account, among other factors, whether the investment opportunity represented by the IPO or the private placement should be reserved for Accounts, and whether the opportunity is being offered to the Access Person by virtue of that person's position with a Van Eck Company. Any approval granted will record the reasons for approval of the purchase and must be maintained as part of the Van Eck Companies' books and records.

Any Access Person who has been granted approval to purchase securities in an IPO or a private placement must disclose that investment to the other investment personnel participating in the decision if at any time he or she participates in a decision to purchase securities of that issuer for an Account. In that event, the decision to purchase securities of that issuer must be reviewed by investment personnel with no interest in the issuer.

Blackout Period. Access Persons may not buy or sell any security on the day that a Van Eck Fund trades, or contemplates trading, in that security. Any profits realized on a trade within the blackout period will be disgorged to the Van Eck Fund or to charity.

Short-Term Trading. Unless an exception is granted by the Chief Compliance Officer, no Access Person may engage in short-term trading of any security, except non-Van Eck Mutual Funds and all money market funds. Short-term trading is defined as the purchase and sale, or sale and purchase, of a security within a 60-day period, including through selling and/or closing a position with futures or options contracts. Any profits realized on trades within the 60-day period will be disgorged to the Account or to charity.

Shares of the Van Eck Mutual Funds are specifically included as securities that cannot be purchased and sold, or sold and purchased, within a 60-day period. While non-Van Eck Mutual Funds are excluded from the 60-day short-term trading prohibition, Access Persons are urged to abide by the short-term trading policies and limitations on exchanges of any non-Van Eck Mutual Fund in which they invest.

The Chief Compliance Officer may grant exceptions on a case-by-case basis where there is no possibility of abuse from the short-term trading.

3.  Pre-Clearance Of Securities Transactions

General Rule. All Access Persons must obtain prior approval from Compliance for every transaction in securities, except as noted below. An Access Person may purchase securities in an IPO or private placement, provided that he or she obtains pre-clearance of the purchase and makes certain representations. See "Initial Public Offerings and Private Placements."

Securities for Which Pre-Clearance Is Not Required.

●	Mutual Funds. Pre-clearance is required for any Exchange Traded Fund (ETF) or Closed-End Fund.
●	Direct obligations of the U.S. government (U.S. Treasury Obligations but not indirect obligations of the U.S. Government, such as GNMA, FNMA, FHLMC, etc.)
●	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality (i.e., top two ratings categories) short-term debt instruments, including repurchase agreements
●	Unit investment trusts that invest exclusively in one or more Mutual Funds.

Transactions for Which Pre-Clearance Is Not Required.

●	Transactions in accounts over which the supervised person has no direct or indirect influence or control (see "Discretionary Accounts")
●	Transactions pursuant to an "automatic investment plan," which is defined as a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, and includes a dividend reinvestment plan.
●	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired
●	Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

Steps to Obtain Pre-Clearance. Pre-clearance of securities transactions must be done through the designated compliance software program. The approval forms for IPOs and private placements can be obtained from the Van Eck intranet site under Compliance. A copy of the form can be found at exhibit A.

For securities transactions other than IPOs or private placements:
1.	Complete the applicable pre-clearance form in the designated compliance software program and submit to Compliance by 11a.m. on the date for which pre-clearance is requested.

2.	Compliance will check with Portfolio Management, Trading, restricted securities list and make any other inquiries deemed necessary.

3.	Notice of approval of pre-clearance or denial of pre-clearance will be given by email by 1:30 p.m.

4.	If notice is not received from Compliance it should be assumed that pre-clearance has been denied.

5.	In limited circumstances a pre-clearance request may be automatically approved by the designated compliance software program if the transaction adheres to all the applicable requirements of this Code.

For securities transactions in IPOs or private placements:
1.	Print the pre-clearance form for IPOs or private placements from the Van Eck intranet site.
2.	Manually complete the form and sign it.
3.	Obtain required signatures on the form – Trading, Head of Portfolio Management and Chief Compliance Officer.

Pre-clearance is effective ONLY for the day it is given or until the next close of the exchange upon which the security is traded. If the trade is not executed on the day approved or before the next close of the exchange upon which the security is traded, the entire pre-clearance process must be repeated on any subsequent day.

4.  Reporting Requirements

a. Quarterly Reporting

General Rule. All Access Persons must report all transactions in securities, with the exceptions noted below, to the Chief Compliance Officer no later than 10 days after the end of each calendar quarter. The report must provide the information required by the Rules for each transaction during that quarter.

An Access Person will not be required to submit a quarterly transaction report if the report would duplicate information contained in broker trade confirmations and account statements received by the Chief Compliance Officer within 30 days after the end of each quarter and those confirmations and account statements contain all the information required by the Rules.

Mutual Funds and Other Investment Companies. All Access Persons must report all transactions involving:

●	all Van Eck Funds,
●	all closed-end funds,
●	all exchange-traded funds and
●	all unit investment trusts, except unit investment trusts that are invested exclusively in one or more Mutual Funds, none of which is a Van Eck Mutual Fund.

b.  Exceptions from Quarterly Reporting

Exempt Securities. The following types of securities are excepted from the quarterly reporting requirements:

●	Direct obligations of the U.S. Government (specifically US Treasury – bills, bonds and notes)
●	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements
●	Non- Van Eck Mutual Funds – See note below
●	Money market funds
●	Unit investment trusts that are invested exclusively in one or more Mutual Funds, none of which is a Van Eck Mutual Fund

Note:  Portfolio Managers, Research Personnel and the Senior Officers of the Van Eck Funds, the Adviser and Distributor are required to report each quarter transactions in any non-Van Eck Mutual Fund, except money market funds.  The Chief Compliance Officer will review the transactions of the foregoing individuals to detect evidence of market timing.

Exempt Transactions. The following types of transactions are excepted from the quarterly reporting requirements:
●	Transactions in accounts over which the Access Person has no direct or indirect influence or control (see "Discretionary Accounts")
●	Transactions effected pursuant to an automatic investment plan

c.  Reporting at the Commencement of Employment and Annually Thereafter

Holdings Reports. All Access Persons must submit to the Chief Compliance Officer, no later than 10 days after the person becomes an Access Person and at least once each 12-month period thereafter, a holdings report containing the information required by the Rules for each security or account in which the Access Person has any direct or indirect beneficial ownership.

The information in the holdings report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person, for an initial holdings report, and as of a date no more than 45 days prior to the date the report was submitted, for an annual report. The Van Eck Companies require the annual holdings report to be submitted each year within 45 days of December 31st of the previous year.

Representations in Annual Holdings Report. Each Access Person must represent in the annual holdings report that he or she has made all the reports required by this Code and has not engaged in any conduct prohibited by the Code. If the Access Person cannot make these representations, he or she must report any violations.

Exception from Annual Holdings Report Requirement. Accounts over which the Access Person has no direct or indirect influence or control do not have to be reported on the annual holdings report.

An Access Person will not be required to submit an annual holdings report if the report would duplicate information contained in broker trade confirmations and account statements received by the Chief Compliance Officer within 45 days after the end of the year and those confirmations and account statements contain all the information required by the Rules.

5.  Opening New Securities Accounts

Required Permission from the Chief Compliance Officer. All Access Persons must obtain the permission of the Chief Compliance Officer prior to opening any new accounts in which securities may be traded. The Access Person must inform the broker-dealer or bank maintaining the account that they are affiliated with a broker-dealer (Van Eck Securities Corporation) and arrange for the broker-dealer or bank to send duplicate copies of all account statements and trade confirmations to the Compliance Department.

The Chief Compliance Officer retains the right to restrict Access Persons from using certain broker-dealers or to require Access Persons to use only certain broker-dealers.

Van Eck Mutual Funds. All Access Persons must report accounts in any Van Eck Mutual Fund to the Compliance Department. Duplicate copies of account statements and trade confirmations for all employee accounts in the Van Eck Mutual Funds must be sent to the Compliance Department.

Exception. Opening of accounts in which only shares of non-Van Eck Mutual Funds may be purchased and sold do not require advance permission from the Chief Compliance Officer.

6.  Discretionary Accounts

Access Persons may maintain accounts over which a person other than the Access Person has full investment discretion and over which the Access Person has no direct or indirect influence or control ("discretionary accounts"). Transactions in discretionary accounts are exempt from the pre-clearance and reporting requirements of this Code, provided that (a) the Access Person certifies to the Chief Compliance Officer that the Access Person has no direct or indirect influence or control over the account and (b) the Chief Compliance Officer has obtained confirmation of that certification from the broker or other person who is managing the account. This certification must be provided prior to approval of opening the discretionary account. If the discretionary account was opened prior to the Access Person's employment with a Van Eck Company, the certification must be provided at the time of commencement of employment.

7.  Employees Living and Working in Australia

Due to various industry practices and customs in Australia, the personal trade monitoring policies relating to employees living and working in Australia have been modified in how they apply to relatives of employees that live in the same household as the employee. Such relatives may be excluded from the pre-clearance and short term trading requirements but not the reporting requirements of this Code as long as the employee and relative comply with certain alternative requirements. In cases where this exclusion is applied:

1. the employee is required to provide a quarterly certification to Compliance regarding the passing of any confidential information regarding firm activity from the employee to the relative that could be used in the relative’s personal trading and such other information, as determined by the Chief Compliance Officer.

2. the relative is required to provide a quarterly certification to Compliance regarding the passing of any confidential information regarding firm activity from the employee to the relative that could be used in the relative’s personal trading and such other information, as determined by the Chief Compliance Officer.

3. the relative is also required to certify that no trading was done while in possession of material non-public information.

Although the relative would not be required to pre-clear trades or adhere to the 60 day short term trading rule, the above mentioned certifications must be received by Compliance and the relative’s personal trading statements must be provided to Compliance.

C. CONFLICT OF INTEREST POLICY

Each employee is required to report, to the best of his or her knowledge, any conflict of interest that may exist. Conflict of interest refers to situations in which financial or other personal considerations may adversely affect, or have the appearance of adversely affecting, an employee’s judgment in exercising any work duty or responsibility.

●	A conflict of interest exists even if no unethical or improper act results from it.

●	A conflict of interest can create an appearance of impropriety that can undermine confidence.

●	A conflict of interest may arise if you, your spouse or your dependent children have a financial interest in any entity providing goods or services to a Van Eck Company.

●	A conflict of interest may arise if you, your spouse or your dependent children have any relatives that work for or own any entity providing goods or services to a Van Eck Company.

●	The best way to defuse any issues regarding a conflict of interest is to disclose it to all parties involved.

If at any time an employee becomes aware of a potential conflict of interest, he or she must immediately report it to his or her supervisor and to the Chief Compliance Officer. Each employee will be required to prepare a conflict of interest survey in the designated compliance software program at the commencement of employment and annually thereafter. Additionally, the information must be updated in the designated compliance software program at any time that an employee becomes aware of any potential conflict of interest, such as when a new vendor is being considered by a Van Eck Company.  A list of significant clients, vendors, service providers and brokers is available from Compliance for review.

Additionally, all employees are required to disclose all Boards and Credit Committees of which they are a member.

D. GIFTS & ENTERTAINMENT POLICY

Giving or receiving gifts and gratuities in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest.  As a general rule, while an employee may accept a nominal gift or occasional, normal and customary meals and/or business entertainment, an employee should not accept an inappropriate or significant gift from or participate in inappropriate or excessive entertainment with a third party having business dealings with a Van Eck Company, such as a customer, broker, or vendor.

While “inappropriate” or “significant” may be difficult to define, an employee should not give or accept gifts and should refrain from participating in entertainment that is so excessive, frequent or extensive as to raise any question of impropriety.  Ultimately, gifts or entertainment must have a clear business benefit to a Van Eck Company, and are not acceptable if an independent third party might think that the employee would be influenced in conducting business.  Any questions should be directed to your supervisor or the Chief Compliance Officer, and in the case of FINRA-registered representatives conducting business on behalf of the Distributor, to your registered supervisory principal.

1.  Employees Providing Entertainment - Employees may attend business meals, sporting events and other entertainment events, at a Van Eck Company’s expense, with personnel from companies with which a Van Eck Company currently or potentially will do business, provided that the expense is reasonable, not lavish or extravagant in nature.  If the total cost of the meal, event, etc. is greater than $350 per person, the employee must report his/her attendance at the event and the name and company of the individuals involved in the designated compliance software program within 7 days of the event.  An entertainment provided log is maintained by Compliance.

2.  Employees’ Receiving Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a person from companies with which a Van Eck Company currently or potentially will do business, provided that the expense is reasonable, not lavish or extravagant in nature.  If the total estimated cost of the meal, event, etc. is greater than $350 per person, the employee must report his/her attendance at the event in the designated compliance software program within 7 days of the event. An entertainment received log is maintained by Compliance.

If an event is highly publicized such that tickets for the event may be selling in excess of their face value, the employee must consider the mark-up for the reporting requirements.

3.  Employees Giving Gifts – Each Van Eck Company and its employees are prohibited from giving gifts that may be deemed excessive, and each employee must obtain approval from his/her department head prior to giving any gifts to any Account, prospective Account or any individual or entity that a Van Eck Company  is currently doing business with or seeking to do business with in the future. Gifts in excess of $100 will be deemed excessive and cannot be given. Employees must report the giving of all non-logo-ed gifts to business relationships in the designated compliance software program within 7 days of the sending of the gift.  A gifts given log is maintained by Compliance. Employees must report the giving of logo-ed items to Marketing (Amy Ashkenas).

4.  Employees Receiving Gifts – Employees are prohibited from receiving gifts that may be deemed excessive. All gifts received in excess of $100 will be deemed excessive and must be returned to the sender. Employees must report the receipt of all gifts (other than de minimus amounts such as logo-ed pens) from business relationships in the designated compliance software program within 7 days of the receipt of the gift.   A gifts received log is maintained by Compliance.

5. Examples and Further Explanations

A.  Gifts versus Entertainment - a gift is something received from the giver for use by the receiver in any way deemed appropriate to the receiver. Entertainment is provided in the company of the person paying for it. For example, receiving tickets to a baseball game from a giver is a gift while going to a baseball game with the person paying for the tickets is entertainment. Another example, receiving a bottle of wine from a giver is a gift while going out for a few glasses of wine with the person paying for the wine is entertainment.

B.  Gifts - the following are some guidelines or examples of acceptable, nominal gifts:

●	An acceptable gift should be of nominal value, but may not exceed a face value of $100 per third party, per year.
●	Purely personal gifts are permissible. Personal gifts are gifts that serve a personal (not business) purpose, are paid for by the giver (not the giver’s employer) and are between close friends or family members (e.g., gifts that are related to commonly recognized personal events, such as births, promotion, wedding or retirement).
●	Discounts or rebates on merchandise or services that do not exceed those available to arm’s length clients. The final total cost or value of goods or services is subject to a $100 limit per third party, per year.
●	Advertising or promotional items with a value of not more than $100 per third party, per year.

C.	Business Meals and Entertainment - the following are guidelines regarding acceptable business meals and entertainment:

●	Normal, customary and occasional business meals or entertainment where the person providing the entertainment is present. A good test is whether a Van Eck Company would consider such an expense reasonable, if not paid for by a third party. Also, a good rule of thumb is whether an employee can eat, drink or enjoy the entertainment as part of a single meeting.
●	Business meals and entertainment should be consistent with FINRA guidance and advice. For example, guidelines suggest that the total value of the event should not exceed $350 per person, per event, subject to an annual maximum amount of $1,000 per third party. The cost of local transportation does not count towards the $350 per event/$1,000 annual limit; provided that the mode of transportation is reasonable.
●	Entertainment, such as tickets to sporting events, golf fees, or ski lift tickets, will be evaluated based on the published ticket price or estimated value. Again, in all cases, both the giver and the recipient must be present in order for the event to be deemed entertainment.

Except as described above, employees and their immediate family members (living in the same household, including domestic partners) are not permitted to accept fees, gifts, entertainment,

payments or other favors in connection with any business of a Van Eck Company without the prior consent of the employee’s manager and the Chief Compliance Officer.  Any fees, gifts or entertainment received by such immediate family members will be treated as if received by the employee.

If you are unclear on the requirements of this policy, please come discuss it with Compliance or Legal.

E. FOREIGN CORRUPT PRACTICES ACT

All employees must comply with the Foreign Corrupt Practices Act of 1977 (“FCPA”). The FCPA makes it a criminal offense to pay, offer, or give anything of value to a foreign official, a foreign political party, or candidate for public office, for purposes of influencing the decisions of those officials, parties or candidates. Having someone else take such actions on your behalf is also a criminal offense under the FCPA. A foreign official is broadly defined and can include employees of an instrumentality of a government which can include any employee of a government owned company. Anything of value is also broadly defined and can include cash, gifts such as jewelry or perfume, or payment of expenses such as airfare, hotels or meals.

Additionally, the FCPA sets forth recordkeeping and accounting requirements that require a company to maintain records that accurately and fairly reflect all its commercial transactions. If a questionable payment is made, how a company recorded that payment in its books and records, and why the company’s internal controls did not stop the payment, will be subject to scrutiny. Individuals responsible for recording such payments can be charged under the FCPA.

The FCPA is applicable to all U.S. persons and entities in all countries, regardless of any local customs or practices that might exist which may deem such payments, offers or gifts as acceptable or necessary in order to do business. A person in the U.S. can be charged under the FCPA for an action taken by a third party in a foreign country through approval of such act or even misrepresenting the payment in the books and records of the company. Such person may never have been to the country where the act took place. Particular caution should be taken when dealing with agents, as the actions of an agent on behalf of a company could easily be interpreted as approved actions of the company or manager of the company, putting the company and/or the manager in violation of the FCPA.
Criminal penalties for violating the FCPA include:

●	Company may be fined up to $2,000,000

●	Officer, director, shareholder, employee or other agent of a company may be fined up to $250,000 and imprisoned up to 5 years.

Given the complexity of the FCPA and the extent of the potential penalties, all employees are required to consult with the General Counsel prior to making any payment, offer or gift to a foreign official, party, candidate or anyone that might fall into any of the categories.

Additionally, whenever making any payment, offer or gift to a foreign official, party, candidate or anyone that might fall into any of the categories, Compliance must be informed. Compliance will maintain a log of all such instances for review by Legal and senior management.

F. CERTIFICATION OF COMPLIANCE WITH THE CODE

All employees must sign an acknowledgment that they have received, read and understand all provisions of this Code and agreed to be subject to this Code, and any amendments, within 10 days of the commencement of employment and on an annual basis thereafter. The annual certification is due 15 days following year end. Any violations of the Code during the period covered by the certification must be described in the certification.

Each employee must notify the Chief Compliance Officer promptly whenever he or she becomes aware of a violation of the Code.

H. OTHER PROVISIONS

1.  Reporting to the Van Eck  Funds' Board

At least annually, as part of the review of the Van Eck Funds ' compliance program required by Rule 38a-1 under the 1940 Act, the Van Eck Funds, the Adviser and the Distributor shall provide to the Van Eck Funds ' Board, and the Van Eck Funds ' Board shall consider, a written report on the administration of this Code. The report will:

●	Describe any issues arising under the Code or procedures since the last report including, among other things, information about any material violations of the Code or procedures and sanctions imposed in response to the material violations; and
●	Certify that the Van Eck Funds, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent violations of the Code by Access Persons.

2.  Confidentiality of Account Information

Except as provided in the Van Eck Procedures on Disclosure of Portfolio Information and where disclosure is required by applicable law, all information about Accounts (including accounts previously managed by Van Eck that have been closed) must be kept in strict confidence, including the identity of the owner of the Account (unless the owner of the Account consents to this disclosure), the financial circumstances of the owner of the Account, the security holdings of the Account and advice furnished to the Account by the Adviser.

Access Persons are referred to the Van Eck Procedures on Disclosure of Portfolio Information and to the Van Eck policies under Regulation S-P for further information on disclosure of Account information.

3.  Service as a Board Member or as a Member of a Creditor's Committee

An Access Person may serve as a member of the board or as a member of a creditor's committee of a company that has issued securities for which there is a public market if approval is obtained in advance from the Access Person's supervisor and the Chief Compliance Officer. Requests for approval to serve on the board or on a creditor's committee of such a company should set out in detail the amount of time expected to be involved in such service and the compensation to be received. If the proposed board membership or service on a creditor's committee presents a conflict of interest or an apparent conflict of interest with an Account or a Van Eck Company, such approval will not be granted.

An Access Person who serves as a board member or as a member of a creditor's committee of a company that has issued securities for which there is a public market and who participates in the management of Accounts will be isolated from those persons making investment decisions regarding that company.

4.  Violations And Sanctions

All Access Persons are obligated to report apparent or suspected violations of this Code to the Chief Compliance Officer. All reports of violations will be treated in confidence to the extent permitted by law. Reports of violations will be investigated promptly and appropriately.

a.  Access Persons (except Board Members)

The following types of activities are examples of violations of this Code with respect to Access Persons (except for a Board Member):

●	failure to comply with any of the securities laws, rules and regulations to which the Van Eck Funds or the Van Eck Companies are subject;
●	fraud or illegal acts involving any aspect of the Van Eck Companies' businesses;
●	material misstatements in regulatory filings, internal books and records, or Account records or reports;
●	activity that is harmful to Accounts, including Van Eck Fund shareholders;
●	taking investment opportunities that belong to the Accounts, and
●	deviations from required controls and procedures that safeguard the Accounts and the Van Eck Companies.

Retaliation against an Access Person who has reported a violation is prohibited and constitutes a further violation of this Code.

Any violation of the Code may result in disciplinary action.  An Access Person accused of a violation of the Code will be given the opportunity to explain the situation. If the Chief Compliance Officer determines that an Access Person (except for a Board Member) has or may have violated this Code, he or she shall submit his or her determination and a recommendation of appropriate sanctions in writing, along with any additional explanatory material, to the Board of the applicable Van Eck Company with respect to which the violation occurred and to the Board of the Van Eck Funds.

Sanctions may include any or all of the following:

●	Letter of education,
●	Formal warning by senior management,
●	Fines or disgorgement of any profit or benefit derived from the violation,
●	Suspension from employment,
●	Dismissal from employment,
●	Civil referral to the SEC or other civil regulatory authorities, or
●	Criminal referral.

Access Persons are reminded that the penalties for insider trading include civil injunctions, permanent bars from employment in the securities industry, civil penalties of up to three times the profits made or losses avoided, criminal fines and jail sentences.

b.  Board Members

In the event a Board Member has or may have violated this Code, such violation shall be presented to the Board of the relevant Van Eck Fund with respect to which the violation occurred.  A majority of the Non-Interested Board Members of such Van Eck Fund shall determine the appropriate sanction for such Board Member.

5.  Access To Reports Under This Code

Every reasonable effort will be made to keep confidential all reports of securities transactions and any other information you file with the Chief Compliance Officer or you furnish to any person under this Code. The reports and information are subject to review as provided in this Code and by representatives of the SEC or other regulatory authorities. Reports and other information may be made available to any federal or state regulatory or law enforcement agency or to any self regulatory organization, including the FINRA, or to any other party as, in the sole discretion of the Board of the Van Eck Company or the Van Eck Fund, is deemed consistent with the Van Eck Company's or Van Eck Fund's duty to that other party.

6.  Review Of Transactions And Reports

The Compliance Department shall periodically review personal securities transactions and holdings reports. The Chief Compliance Officer shall arrange for the independent review of his/her transactions and reports on a periodic basis.

7.  Record Retention

The following records shall be maintained in the manner and for the periods set forth in the Rules, and shall be available for examination by representatives of the SEC:

●	A copy of this Code and any other code which is, or was at any time within the past five years, in effect.
●	A record of any violation of this Code and of any action taken as a result of such violation.
●	A copy of all written acknowledgements for each person who currently, or within the past five years was, a supervised person.
●	A copy of each report made by an Access Person or by an officer or Board Member of a Van Eck Fund.
●	A list of all persons who are, or within the past five years have been, Access Persons.
●	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by an Access Person in an IPO or a private placement.

8.  Amendments To The Code

This Code may be amended as provided for in the Rules, provided that any material change to the Code must be approved by the Van Eck Funds ' Board no later than six months after the material change is adopted, and further provided that any amendment submitted to the Board must be accompanied by a certification from the Van Eck Fund, the Adviser and the

Distributor that they have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

9.  Legal Framework For The Code

Section 17(j) of the 1940 Act makes it unlawful for certain persons to engage in any fraudulent, deceptive or manipulative act, practice or course of business in connection with personal transactions in any security held or to be acquired by a registered investment company. Rule 17j-1 requires each registered investment company, its investment adviser and principal underwriter to adopt a written code of ethics designed to prevent Access Persons from engaging in the acts prohibited by section 17(j) of the 1940 Act, and to use reasonable diligence, and to institute procedures reasonably necessary, to prevent violations of the Code.

Rule 204A-1 under the Advisers Act requires all investment advisers to establish, maintain and enforce a written code of ethics that, at a minimum: includes standards of business conduct required of Supervised Persons to reflect the adviser's fiduciary obligations and those of its supervised persons; requires supervised persons to comply with applicable federal securities laws; requires Access Persons to report, and the adviser to review, personal securities transactions and holdings; and requires Supervised Persons to report any violations of the Code. Further, the Rules require advisory and fund personnel to file reports, and each investment adviser, and each investment company, its investment adviser and principal underwriter, to maintain records of securities transactions covered under the Rules, as well as certain other information.

10.  Index of Defined Terms

"Access Persons" under the Rules are "Supervised Persons" who may have access to non-public information regarding a Account's purchase or sale of securities or to non-public information regarding the portfolio holdings of any Van Eck Fund, who are involved in making securities recommendations to Accounts, or who have access to such recommendations that are non-public. "Access Persons" include Board Members, officers and "Advisory Persons" of a Van Eck Fund.

"Advisory Persons" make, participate in, or obtain information regarding the purchase or sale of any security by a Van Eck Fund or are involved in making, or have information concerning, recommendations regarding Van Eck Fund transactions as part of their regular duties. Advisory persons include persons in a control relationship to a Van Eck Fund or a Van Eck Company that obtains information about recommendations made to the Van Eck Fund regarding the purchase or sale of securities.

“Covered Security” shall have the same meaning as a “security” as set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of Mutual Funds (as defined below), securities issued by the United States government within the meaning of Section 2(a)(16) of the 1940 Act (i.e., U.S. Treasury securities, as distinct from securities of U.S. government agencies or instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

"Covered Security held or to be acquired" shall mean (i) any Covered Security which, within the most recent 15 days, is or has been held by the relevant Van Eck Fund or is being or has been considered by the relevant Van Eck Fund or the Adviser for purchase by the relevant Van Eck Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (i) above.

“Mutual Fund” shall mean an open-end management investment company whose shares are not traded on an exchange.

"Purchase or Sale" includes, among other things, writing put and call options on a Security or Covered Security.

"Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and specifically includes Mutual Funds (as defined below), futures and options. Futures and options may not be used to evade the restrictions of this Code.

"Security held or to be acquired" shall mean (i) any security which, within the most recent 15 days, is or has been held by an Account or is being or has been considered by an Account or the Adviser for purchase by an Account and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (i) above.

"Supervised Persons" are defined in the Advisers Act as partners, officers, directors (or other persons occupying a similar status or performing similar functions) or employees of an investment adviser, or other persons who provide investment advice on behalf of the investment adviser and are subject to the supervision and control of the investment adviser.

 “Van Eck Mutual Fund” shall mean a Mutual Fund advised by a Van Eck Company.

Exhibit A
VAN ECK COMPANIES
PRE-CLEARANCE FORM FOR
INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

Access persons are required to submit this form first to the Trader and Head of Portfolio Management and second to the Chief Compliance Officer for their approval prior to purchasing the security for which approval is sought. Pre-clearance is effective only for the day it is given. If the transaction is not executed on the date on which it is approved, pre-clearance must be obtained again on a later day. Access persons may not invest in IPOs except as permitted by FINRA Rule 2790. This rule prohibits any individual who is associated with a broker dealer (all Van Eck access persons are affiliated with VESC) from investing in any new issues (IPOs). The definition of new issues in the rule specifically excludes private placements, exempt securities, restricted securities, securities of commodity pools, rights offerings, exchange offers, offerings in a merger or acquisition, asset-backed securities, convertible securities, preferred securities, offerings of an investment company and offerings of a business development company.

Your Name:  _____________________________________________________________________________

Name of Security:   ________________________________________________________________________

Number of Shares or Principal Amount: _______________________________________________________

Ticker Symbol or CUSIP Number:  ___________________________________________________________

Interest Rate and Maturity Date (If Applicable):  _________________________________________________

Name and Principal Business of Issuer of Security:   ____________________________________________

________________________________________________________________________________________

Other Material Terms of the Transaction (Include any facts that may be relevant to possible conflicts of interest):

________________________________________________________________________________________

How did this investment come to your attention?

________________________________________________________________________________________

To the best of your knowledge, has Van Eck or any Account been solicited to invest in the issuer?
Yes____ No _____________________

If yes, describe why Van Eck or the Account determined not to purchase the security:

________________________________________________________________________________________

To the best of your knowledge, does Van Eck or any Account have any relationship with the issuer?
Yes__________ No _________________________

If yes, identify how:  _______________________________________________________________________

Access Person Certification:

I hereby certify that:

1.	I will not effect the purchase described above unless and until the trade is approved by Trading and the Director of Research and the Chief Compliance Officer;
2.	To the best of my knowledge, the purchase described above will not result in a conflict of interest with Van Eck or any Account;
3.	To the best of my knowledge, there are no pending orders for the security or any related security in any Account and no Account has the current intention to purchase the security; and
4.	The transaction is consistent with all Van Eck policies regarding personal securities transactions.
5.	This trade is permitted under FINRA Rule

Signature: ________________________________    Date: __________________________

Trading and Head of Portfolio Management Approval:

Approval for purchase granted?  _________________________________________

The reason why approval for the purchase was granted: ____________________________________________________________________________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________________________________________________

Trader:  ____________________________________________                           Date: _______________

Head of Portfolio Management: __________________________                          Date: _______________

Chief Compliance Officer Approval:

Approval for purchase granted?  _________________________________________

The reason why approval for the purchase was granted: ____________________________________________________________________________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________________________________________________

CCO: _________________________________                                  Date: ____________________

  VAN ECK FUNDS
VAN ECK VIP TRUST
MARKET VECTORS ETF TRUST

SARBANES-OXLEY ACT CODE OF ETHICS FOR PRINCIPAL
EXECUTIVE AND SENIOR FINANCIAL OFFICERS
(approved by the Mutual Fund Board on December 12, 2006 and the ETF Board on October 4, 2006)

I.	Covered Officers/Purpose of the Code

This Code of Ethics (this "Code") for the registered investment companies within the Van Eck complex (collectively, "Funds" and each, a "Fund") applies to each Fund's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

●	compliance with applicable laws and governmental rules and regulations;

●	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

●	accountability for adherence to the Code.

 Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Should Handle Actual and Apparent Conflicts of Interest Ethically

Overview.  A “conflict of interest” occurs when a Covered Officer's private interest interferes with the interests of, or his service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as "affiliated persons" of the Fund. The Fund's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Fund or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Funds and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Directors ("Boards/Trustees") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund.

  Each Covered Officer must:

●	not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

●	not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund;

●	not use material non-public knowledge of portfolio transactions made or contemplated for a Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

  There are some conflict of interest situations that should always be discussed with the Chief Compliance Officer, if material. Examples of these include:

●	service as a director on the board of any public or private company;

●	the receipt of any non-nominal gifts;

●	the receipt of any entertainment from any company with which a Fund has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

●	any ownership interest in, or any consulting or employment relationship with, any of a Fund’s service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof,

●	a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.	Disclosure and Compliance

●	Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company;

●	Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Company, including to the Fund's directors and auditors, and to governmental regulators and self-regulatory organizations;

●	Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds, file with, or submit to, the SEC and in other public communications made by the Funds; and

●	It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

●	report at least annually all affiliations or other relationships related to conflicts of interest that the Fund's Directors and Officers Questionnaire covers;

●	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Chief Compliance Officer that he has received, read, and understands the Code;

●	annually thereafter affirm to the Board that he has complied with the requirements of the Code;

●	not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith, and

●	notify the Chief Compliance Officer promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Chief Compliance Officer or other designated senior legal officer of the Funds' investment adviser is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be reported to the Governance Committee.

The Funds will follow these procedures in investigating and enforcing this Code:

●	the Chief Compliance Officer or other designated senior legal officer will take all appropriate action to investigate any potential violations reported to him;

●	if, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer is not required to take any further action;

●	any matter that the Chief Compliance Officer believes is a violation will be reported to the Governance Committee;

●	if the Governance Committee concurs that a violation has occurred, it will inform the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer.

V.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures set forth in the Van Eck Employee Manual are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.	Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board.

VII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel.

VIII.	Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Exhibit A
COVERED OFFICERS

Van Eck Funds
Van Eck VIP Trust
Market Vectors ETF Trust

Jan van Eck - Principal Executive Officer
John Crimmins - Principal Accounting and Financial Officer